SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2013

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

775 Spartan Blvd., Ste 102, P.O. Box 5627, Spartanburg, SC		29304
(Address of principal executive offices)		(Zip Code)
(864) 585-3605
(Registrant's telephone number, including area code)

INAPPLICABLE
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2013, Synalloy Corporation, a Delaware corporation (“Synalloy”), entered into a Second Amendment to First Amended and Restated Loan Agreement with Branch Banking and Trust Company (“BB&T”). The description of such amendment is set forth in Item 2.03 of this report and is incorporated into this Item 1.01 by reference.

On August 26, 2013, CRI Tolling, LLC, a South Carolina limited liability company and wholly-owned subsidiary of Synalloy (“CRI Tolling”), entered into an Asset Purchase Agreement with Color Resources, LLC, a Delaware limited liability company (“CRI”). The description of such agreement is set forth in Item 2.01 of this report and is incorporated into this Item 1.01 by reference.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 26, 2013, CRI Tolling completed the purchase of substantially all of the assets and assumed certain operating liabilities of CRI.  Located in Fountain Inn, South Carolina, CRI Tolling will continue CRI's business as that of a toll manufacturer that provides outside manufacturing resources to global and regional chemical companies.

The assets purchased from CRI included equipment and certain other assets and approximately $387,000 worth of inventory and accounts receivables, net of assumed payables. The total purchase price was $1.1 million.

Synalloy acquired the building and land in Fountain Inn, South Carolina where CRI was the sole tenant (the “CRI Facility”) in a separate transaction on August 9, 2013.

The purchase price for the CRI acquisition and the CRI Facility was funded through a new term loan with BB&T.

A copy of the Asset Purchase Agreement, dated as of August 26, 2013, between CRI and CRI Tolling is attached hereto as Exhibit 2 and is incorporated herein by reference. A copy of the press release, dated August 29, 2013, announcing the CRI acquisition is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

In connection with the CRI acquisition discussed in Item 2.01 above, on August 1, 2013, Synalloy entered into a Second Amendment to First Amended and Restated Loan Agreement with BB&T (the “Credit Agreement”) pursuant to which BB&T extended a new ten-year term loan to Synalloy in the amount of $4,033,250 that requires equal monthly payments of $23,659 plus interest through August 19, 2018 and $14,521 plus interest through August 19, 2023, respectively. The interest rate on the term loan is LIBOR plus 2.00 percent.

Pursuant to the Credit Agreement, Synalloy was required to pledge all of its tangible and intangible properties, including the CRI Facility and the assets acquired from CRI.  Covenants under the Credit Agreement include maintaining a certain Funded Debt to EBITDA ratio, a minimum tangible net worth, and total liabilities to tangible net worth ratio. Synalloy will also be limited to a maximum amount of capital expenditures per year, which is in line with the Synalloy's currently projected needs.  Management does not believe that these covenants and restrictions will have an adverse effect on its operations. In order to mitigate the variability of the interest rate risk, Synalloy will enter into a derivative/swap contract with BB&T for the life of the term loan.

A copy of the Second Amendment to First Amended and Restated Loan Agreement, dated as of August 1, 2013, between Synalloy and BB&T is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
	Exhibit 2	Asset Purchase Agreement, dated as of August 26, 2013, between Color Resources, LLC and CRI Tolling, LLC
	Exhibit 10.1	Second Amendment to First Amended and Restated Loan Agreement, dated as of August 1, 2013, between Synalloy Corporation and Branch Banking and Trust Company
	Exhibit 99	Synalloy Corporation Press Release dated August 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: August 29, 2013

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